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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

   We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our reports dated February 9, 2000 and except for Note 16--Subsequent Events as to which the date is May 26, 2000, in Amendment No. 6 to the Registration Statement (Form S-1 No. 333-34514) and related Prospectus of Airspan Networks Inc for the registration of 5,500,000 shares of its common stock.

                                          /s/ Ernst & Young
                                          Ernst & Young

London, England
July 18, 2000